Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 1 to the Post-Effective Amendment No. 2 to the Registration Statement (Form S-11 No. 333-164703) and related Prospectus of KBS Real Estate Investment Trust III, Inc. for the registration of 280,000,000 shares of its common stock and (i) to the incorporation by reference therein of our report dated March 11, 2011 with respect to the consolidated balance sheet of KBS Real Estate Investment Trust III, Inc. included in its Annual Report (Form 10-K) as of December 31, 2010 and (ii) to the use of our report dated February 4, 2010 with respect to the consolidated balance sheet of KBS Real Estate Investment Trust III, Inc. as of January 27, 2010 included in Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement and the related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

April 25, 2011